ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (the “Agreement”) is made July 8, 2008 (the “Effective Date”) by and between CHARLES HILL DRILLING, INC. (“Buyer”) and SEQUOIA FOSSIL FUELS, INC. (“Seller”). Buyer and Seller may be referred to herein individually as “Party” or collectively as “Parties”.

RECITALS

WHEREAS, Buyer desires to purchase all of Seller’s right, title and interest in the assets (the “Assets”) listed in Annex A of this Agreement from Seller, and Seller desires to sell all of its right, title and interest in the Assets to Buyer;

NOW, THEREFORE, based on the above and in consideration of the covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Purchase and Sale.

1.1 Purchase and Sale; Consideration. In consideration for the payment of $1,500,000 in cash, Seller hereby agrees to sell, transfer and relinquish all of Seller’s right, title and interest in the Assets to Buyer. Except as otherwise agreed by the Parties, title and risk of loss to Assets will transfer to the Buyer upon the physical delivery of the Assets by Seller.

2. Representations and Warranties

2.1 Each Party. Each Party represents to the other Party that:

(a) Authority. They each have the authority to enter into this Agreement in the name, title and capacity herein stated with full and lawful authority on behalf of their respective principals including a current authorization by their respective boards of directors, managers or trustees approving the execution and delivery of this Agreement;

(b) No Default. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the compliance with the terms hereof, will result in any default under any agreement or instrument to which a Party is a party, or violate any order, writ, injunction, decree, statute, rule or regulation applicable to a Party;

(c) No Action. No order has been entered, or remains in effect at the Effective Date, in any court or governmental agency having jurisdiction over the Parties or the subject matter of this Agreement that restrains or prohibits the purchase and sale contemplated herein, and no order has been entered, or remains in effect at the Effective Date which seeks to recover damages from any of the Parties resulting therefrom; and

(d) Enforceability. This Agreement constitutes the legal, valid and binding obligation of each Party, enforceable in accordance with its terms, except as limited by bankruptcy or other laws applicable generally to creditor's rights and as limited by general equitable principles.

2.2 Conditions of Assets. Purchaser understands that the Assets are being purchased in an “as is” condition. Unless otherwise prohibited by law, Purchaser agrees that Seller (i) makes no warranties, expressed or implied, except that Seller warrants that Seller has good and marketable titles to the Assets and the Assets will be delivered free and clear of all liens; (ii) Purchaser waives as to Seller all warranties, whether of merchantability, fitness or otherwise; (iii) Seller disclaims all legal responsibility for product defects that might cause harm; (iv) Seller shall not be liable for any general, consequential or incidental damages, including without limitation, any damages for loss of use, loss of profits or dimunition of market value, and Seller shall not be liable for any damages claimed by Purchaser or any other person or entity upon the theories of negligence or strict liability in tort; (v) if the Assets should for any reason prove to be defective, Seller bears no obligation for the servicing and repair of such defect(s); and (vi) all risks as to the quality and performance of the Assets is that of Purchaser.

2.3 Title to and Condition of Properties. Seller has good and marketable title to, is the lawful owner of, and has the full right to sell, convey, transfer, assign and deliver the Assets free and clear of any mortgage, lien, pledge, security interest, option, lease (or sublease), conditional sales agreement, title retention agreement, charge, claim, encumbrances, easement or encroachment, except as disclosed on Exhibit B hereto. At and as of the Closing, Seller will convey the Assets to Purchaser by deeds, bill of sale, certificates of title and instruments of assignment and transfer effective to vest in Purchaser, and Purchaser will have, good and valid record and marketable title to all of the Purchased Assets, free and clear of all encumbrances other than those described in this Section.

2.4 Breach of Seller's Warranties. From and after the Effective Date, Seller agrees to indemnify, defend and hold harmless Purchaser against all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) incurred in connection with (A) actions taken or omitted to be taken (including any untrue statement made or any statement omitted to be made) by the Seller or any of its officers, directors employees, agents, representatives or their respective affiliates with respect to the Assets; and (B) any breach of the several representations and warranties of Seller set forth herein.

3. Miscellaneous

3.1 Term. This Agreement shall continue in effect until the obligations of the Parties pursuant to this Agreement have been fully performed, unless the context of a particular provision indicates by its context that it should survive such termination. The termination of this Agreement shall not relieve a Party of any expense, liability or other obligation, or any remedy therefor, which has accrued or attached prior to the date of such termination.

3.2 Assignability. This Agreement is personal in nature and may not be assigned by a Party or Parties without the prior written consent of the non-assigning Party or Parties, which consent shall not be unreasonably withheld. Any assignment of this Agreement shall be made specifically subject to the terms and conditions of this Agreement and any assignee shall agree in writing to be bound by the terms of this Agreement.

3.3 Successors and Assigns. This Agreement, and all the rights, titles, interests, requirements, covenants, obligations, terms and conditions set forth herein, shall be binding upon, and inure to the benefit of the Parties hereto and their respective partners, parties of interests, beneficiaries, heirs, representatives, trustees, and permitted successors and assigns.

3.4 Counterparts. This Agreement may be executed in multiple counterparts, by original signature, facsimile, or by electronic copy (the means of such electronic copy to be mutually agreed by the Parties), no one of which need be executed by all the Parties hereto.

3.5 Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement or any of the documents collateral to it will not affect the other provisions hereof or thereof, and the Agreement and any of the documents collateral to it will be construed in all respects as if such invalid or unenforceable provisions were omitted.

3.6 Notices. Except as otherwise provided above, all notices required under this Agreement will be given in writing and delivered in person, by United States certified mail return receipt requested, courier service, facsimile, telecopy or e-mail addressed to each of the Parties at the addresses listed below:

Charles Hill Drilling, Inc.
c/o Knight Energy Corp.
909 Lake Carolyn Parkway, Suite 750
Irving, TX 75039
Attention: Bruce A. Hall
Telephone: (972)-401-1133
Telecopy: (254) 631-0211
Brucearthurhall@verizon.net
Sequoia Fossil Fuels Corp. PO Box 217 Albany, Texas 76430 Attention: Randy Hudson Telephone: (325) 762-3991 Telecopy: (325) 762-3992 Sequoia7390@sbcglobal.net

Any notice delivered in person, by courier service, facsimile or telecopy shall be deemed given when received by the Party to whom it is addressed. Each Party has the right to change its address by giving written notice thereof to the other Parties.

3.7 Governing Law. The laws of the State of Texas shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Parties, and the validity construction and interpretation of any conveyances executed pursuant to this Agreement, without regard to the principles of conflicts of laws, including, but not limited to, matters of performance, non-performance, breach, remedies, and procedures. Forum and venue shall be exclusively in state and federal courts located in Dallas, Texas.

3.8 Dispute Resolution. In the event of any dispute, litigation or arbitration between the Parties hereto with respect to the sale of the Assets, the unsuccessful party to such dispute, litigation or arbitration shall pay to the successful party all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred therein by the successful party, all of which shall be included in and as a part of the judgment or award rendered in such dispute, litigation or arbitration. For purposes of this Agreement, the term "successful party" shall mean the party which achieves substantially the relief sought, whether by judgment, order, settlement or otherwise

3.9 Amendment. This Agreement shall not be modified or amended except by an instrument in writing and signed by authorized representatives of the Parties. All notices and requests hereunder shall be in writing and shall be sent to the Parties' addresses herein above set forth or to such other address for any party as may hereafter be designated by such party in writing.

3.10 Entire Agreement. The Parties agree and understand that this Agreement and all of its exhibits constitute their entire agreement among the Parties respecting the subject matter of the transactions contemplated hereby and that there are no other agreements among them other than the terms and conditions contained herein.

3.11 No Third Party Beneficiaries. This Agreement is intended to benefit only the Parties hereto and their respective successors and assigns.

3.12 Necessary Documents. The Parties further agree to prepare, execute and deliver all such other documents that may be reasonably necessary to fully effectuate all the terms and conditions herein required.

THIS PURCHASE AGREEMENT is executed by each Party to be in effect upon the Effective Date.

SEQUOIA FOSSIL FUELS, INC.

By:
Randy Hudson

CHARLES HILL DRILLING, INC.

By:
Charles Hill, President

EXHIBIT A:

ASSETS TO BE PURCHASED

I.	DRILLING RIG #1

Inventory:

102’ Lee C. Moore Derrick
T-20 National Draworks-powered by rebuilt 12V92 Detroit
9’ H x 40’ L x 16’ W substructure-
150 ton Ideal Blocks – 4 sheave W/B5 Hook
Top Doghouse w/water tank
Roughneck Doghouse (bottom)
2000 gal & 3000 gal diesel tanks
5000’ 4 ½” drill pipe
16 drill collars 6 ¼”
150 KW light plant w/ 292 Cummins
G D FXN 14” 12V92
C-250 15” powered by 8V71 Detroit
Brewster 150 ton swivel
Kelly & Bushings
17 ½ Emsco table
2 Pipe Baskets
2 sets pipe racks
Reagon BOP w/new bladder
Hydraulic hand pump
Tongs
Subs
New Lights
Hand Tools
Catwalk
Stairways
V-Door
New Kelly Hose
Auto Driller – rebuilt
Recorder-rebuilt
Straight Hole
Deviation spool w/ new line
Jets – new hoses
Rebuilt Air Compressor
Mud Hopper
Two (2) 300 bbl. steel mud pits (optional)
HORSEPOWER IS 750

II.	DRILLING RIG #2

Inventory:

Lee C. Moore 102’ Derrick SN #T2702 with 4 sheaves
11’ Substructure
(2) 12V92 Detroit Engines compounded, SN #12VF0182981237400 & SN
#12VF0755281237B00, re-manufactured
Ideco H-40 Draw Works 800 HP w/ new Brakes complete w/air controls, 1” line
Ideal 150 Ton Block/Hook
Wheeland 6200
Top Doghouse 18’ X 8’ with knowledge box, bench and lockers.
Bottom Doghouse 20’ X 8’ with lockers, heater and parts bin
3000 Gallon Fuel Tank
6 Pipe Racks (3 sets)
Catwalk 45’ X 4’ X 4’
#1 Pump - 16V71 Detroit Engine on National 20P Pump w/20” Stroke SN #30056
#2 Pump – Wilson Snyder 14” pump powered by rebuilt 3406
175 KVW Light Plant Powered By 671 Detroit Engine (Rebuilt)
45’ Kelly w/Bushing and Hose
Reagan BOP w/Manuel Hydraulic Pump unit
Geolograph Recorder (3264) L-3485
Auto Drill – SN #5072
Loading ramp 9’ X 20’ X 5’
Brewster 17 ½” Rotary Table (Just Rebuilt)
Geolograph Weight Indicator
Tools – (2) Tongs, Slips, 4 ½” Elevators, 8’ Bales
300 Barrel Water Tank w/Tool Shed Combination
2000 Gallon Diesel Tank
(2) Pipe Baskets
Misc. Others
Foster makeup and breakout catheads
450 HP twin disc torque converters
Screen type shale shaker – new manufactured
(14) Collars-5 7/8” 4” Full hole w/subs

NO DEVIATION SURVEY TOOLS
ONLY ONE STEEL PIT, BARE NEEDS TO BE REWORKED
NO DRILL PIPE
BRAND NEW STRING OF 6 ½” DRILL COLLARS

EXHIBIT B:
SCHEDULE OF LIENS ON THE ASSETS

1.	Lien numbers 16500005000, 16500005257, & 16500009705 held by First Financial Bank, N.A.